Exhibit 10.16

MSCI

INDEPENDENT DIRECTORS’ EQUITY COMPENSATION PLAN

Section 1. Purpose

MSCI Inc., a Delaware corporation, which is registered to do business in New York as NY MSCI Inc. (the “Company”), hereby adopts the MSCI Independent Directors’ Equity Compensation Plan (the “Plan”). The purpose of the Plan is to promote the long-term growth and financial success of the Company by attracting, motivating and retaining independent directors of outstanding ability and assisting the Company in promoting a greater identity of interest between the Company’s independent directors and its stockholders.

Capitalized terms used herein without definition have the meanings ascribed thereto in Section 20.

Section 2. Eligibility

Only directors of the Company who are not employees of the Company or Morgan Stanley or any of their affiliates (the “Eligible Directors”) shall participate in the Plan.

Section 3. Plan Operation

(a) Administration. The Plan requires no discretionary action by any administrative body with regard to any transaction under the Plan. To the extent, if any, that questions of administration arise, these shall be resolved by the Board. To the extent legally permitted, the Board may, in its discretion, delegate to the Chief Financial Officer, the Chief Legal Officer, the Secretary of the Company or to one or more officers of the Company any or all authority and responsibility to act with respect to administrative matters with respect to the Plan. All references to the “Plan Administrator” in the Plan shall refer to the Board, or the Chief Financial Officer, the Chief Legal Officer, the Secretary or to one or more officers of the Company if the Board has delegated its authority pursuant to this Section 3(a). The determination of the Plan Administrator on all matters within their authority relating to the Plan shall be conclusive.

(b) No Liability. The Plan Administrator shall not be liable for any action or determination made in good faith with respect to the Plan or any award hereunder, and the Company shall indemnify and hold harmless the Plan Administrator from all losses and expenses (including reasonable attorneys’ fees) arising from the assertion or judicial determination of any such liability.

Section 4. Shares of Stock Subject to the Plan

(a) Stock. Awards under the Plan shall relate to shares of Stock.

(b) Shares Available for Awards. Subject to Section 4(c) (relating to adjustments upon changes in capitalization), as of any date, the total number of authorized shares of Stock with respect to which awards may be granted under the Plan shall be equal to the excess (if any) of (i) 500,000 shares over (ii) the sum of (a) the number of shares subject to outstanding awards granted under the Plan and (b) the number of shares previously issued pursuant to the Plan. For purposes of clarification, any Stock granted to Eligible Directors under the Plan in connection with Section 8 shall not reduce the total number of authorized shares of Stock with respect to which awards may be granted under the Plan. In accordance with (and without limitation upon) the preceding sentence, shares of Stock covered by awards granted under the Plan that are canceled or expire unexercised shall again become available for awards under the Plan. Shares of Stock that shall be issuable pursuant to the awards granted under the Plan shall be authorized and unissued shares, treasury shares or shares of Stock purchased by, or on behalf of, the Company in open-market transactions.

(c) Adjustments. In the event of any merger, reorganization, recapitalization, consolidation, sale or other distribution of substantially all of the assets of the Company, any stock dividend, split, spin-off, split-up, split-off, distribution of cash, securities or other property by the Company, or other change in the Company’s corporate structure affecting the Stock, then the following shall be automatically adjusted in order to prevent dilution or enlargement of the benefits or potential benefits intended to be awarded under the Plan:

(i) the aggregate number of shares of Stock reserved for issuance under the Plan;

(ii) the number and, if applicable, type of shares of Stock subject to outstanding awards; or

(iii) the number of Stock Units granted pursuant to Section 5(a) of the Plan or pursuant to any other automatic awards that may be provided for under the Plan in the future.

(d) Types of Award. The Company’s stockholders approved the Plan on November 2, 2007. The types of award authorized by the stockholders under the Plan are Stock Units and shares of Stock awarded at an Eligible Director’s election pursuant to Section 8.

Section 5. Annual Awards of Stock Units

(a) Awards Granted.

(i) IPO Award. If a person is elected, appointed or otherwise becomes an Eligible Director on or prior to the IPO Effective Date, such Eligible Director will be granted a number of Stock Units equal to the number obtained by dividing $50,000 by the IPO Price on the IPO Effective Date.

(ii) Prorated IPO Award. If a person is elected, appointed or otherwise becomes an Eligible Director after the IPO Effective Date but prior to the first Annual Meeting, such Eligible Director will be granted a number of Stock Units equal to the number obtained by dividing $50,000 by the Fair Market Value of a share of Stock on the date such person becomes an Eligible Director (the “Full Grant Number”) adjusted on a pro rata basis by multiplying such Full Grant Number by a fraction where the numerator is the number of days between the date that such person becomes an Eligible Director and May 1, 2008 and the denominator is 365, and such award will be granted on the date such person becomes an Eligible Director.

(iii) Annual Award. On the date of each Annual Meeting, each Eligible Director will be granted a number of Stock Units equal to the number obtained by dividing $50,000 by the Fair Market Value of a share of Stock on the date of the Annual Meeting.

(iv) Prorated Annual Award. If a person is elected, appointed or otherwise becomes an Eligible Director after the first Annual Meeting and at a time other than any Annual Meeting, such Eligible Director will be granted a number of Stock Units equal to the Full Grant Number adjusted on a pro rata basis by multiplying such Full Grant Number by a fraction where the numerator is 365 minus the number of days between the date of the last Annual Meeting and the date that such person becomes an Eligible Director and the denominator is 365, and such award will be granted on the date such person becomes an Eligible Director.

(b) Agreements. Each Stock Unit granted pursuant to this Section 5 shall be evidenced by an agreement in such form as the Board prescribes from time to time and shall comply with the following terms and conditions:

(i) Restriction Period. Stock Units granted pursuant to Section 5(a)(i) or 5(a)(ii) shall be subject to a restriction period whereby 100% of such units shall vest on May 1, 2008. Stock Units granted pursuant to Section 5(a)(iii) or 5(a)(iv) shall be subject to a restriction period whereby 100% of such units shall vest on the first anniversary of the grant date. Notwithstanding the foregoing, the Board, in its discretion, may specify in the agreement circumstances under which the award shall become immediately transferable and nonforfeitable or under which the award shall be forfeited.

(ii) Rights and Provisions Applicable to Stock Units. The agreement relating to a Stock Unit shall specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of Stock subject to such award. Prior to the settlement of a Stock Unit, the holder thereof shall not have any rights as a stockholder of the Company with respect to the shares of Stock subject to such award, except to the extent that the Board, in its sole discretion, may grant dividend equivalents on Stock Units which are settled in shares of Stock. No shares of Stock and no certificates or other indicia of ownership representing shares of Stock that are subject to a Stock Unit shall be issued upon the grant of a Stock Unit. Instead, shares of Stock subject to Stock Units and the certificates or other indicia of ownership representing such shares of Stock shall be distributed only at the time of settlement of such Stock Units in accordance with the terms and conditions of this Plan and the agreements relating to such Stock Units.

(c) Limitation on Transfer. Stock Units may not be sold, transferred, pledged, assigned or otherwise conveyed by an Eligible Director, unless as otherwise provided for by the Board.

(d) Deferral of Awards. Each Eligible Director may elect to defer an award of Stock Units in accordance with Section 6.

Section 6. Deferral Elections

The Board may permit the deferral of any Retainer or award granted under this Plan, subject to the rules and procedures as it may establish, in accordance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, (the “Code”) or other applicable law, and which may include provisions for the payment or crediting of dividend equivalents, on a current or deferred basis, or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of Stock subject to such award. The Board shall set forth in writing (which may be in electronic form), on or before the date the applicable deferral election is required to be irrevocable in order to meet the requirements of Section 409A, the conditions under which such election may be made.

Section 7. Retainers

Each Eligible Director shall be eligible to receive a cash Retainer, as established by the Board, from time to time.

Section 8. Election to Receive Stock

(a) Election. An Eligible Director may make a Stock Election to receive all or part of any or all of such Eligible Director’s Retainers in shares of Stock by submitting a Stock Election Form to the Secretary indicating the Stock Amount. A Stock Election Form shall be effective only with respect to Retainers payable after the date on which the Secretary receives the Stock Election Form. Each Stock Election, once made, shall be irrevocable. Notwithstanding the foregoing, a Stock Election may be superseded with respect to future payments of an Eligible Director’s Retainers by submitting a new Stock Election Form to the Secretary.

(b) Payment in Stock. As of each Retainer Payment Date, an Eligible Director who has made a Stock Election will receive, in lieu of the Retainer elected to be received in Stock, a whole number of shares of Stock (but not fractional shares) determined by dividing:

(i) the amount of the Retainer that is payable to the Eligible Director on the applicable Retainer Payment Date and is subject to a Stock Election; by

(ii) the Fair Market Value of a share of Stock on such Retainer Payment Date.

In no circumstances shall an Eligible Director be entitled to receive, or shall the Company have any obligation to issue to the Eligible Director, any fractional share of Stock. In lieu of any fractional share of Stock, the Eligible Director shall be entitled to receive, and the Company shall be obligated to pay to such Eligible Director, cash equal to the value of any fractional share of Stock (determined by using the Fair Market Value of a share of Stock on such Retainer Payment Date).

Section 9. Fair Market Value

“Fair Market Value” shall mean, with respect to each share of Stock for any day:

(a) on the IPO Effective Date, the IPO Price;

(b) if the Stock is listed on any established exchange or a national market system (including without limitation The Nasdaq National Market or The Nasdaq Small Cap Market of The Nasdaq Stock Market) (such exchange or system, a “Qualified Exchange”), its Fair Market Value shall be the closing sales price for the Stock (or the closing bid, if no sales were reported) as quoted on such Qualified Exchange for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(c) if the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Stock on the last market trading day prior to the day of determination; or

(d) in the absence of an established market for the Stock, its Fair Market Value shall be determined in good faith by the Board.

Section 10. Issuance of Stock

(a) Restrictions on Transferability. All shares of Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable or legally necessary under any laws, statutes, rules, regulations and other legal requirements, including, without limitation, those of any stock exchange upon which the Stock is then listed and any applicable federal, state or foreign securities law.

(b) Compliance with Laws. Anything to the contrary herein notwithstanding, the Company shall not be required to issue any shares of Stock under the Plan if, in the opinion of legal counsel to the Company, the issuance and delivery of such shares would constitute a violation by the Eligible Director or the Company of any applicable law or regulation of any governmental authority, including, without limitation, federal and state securities laws, or the regulations of any stock exchanges on which the Company’s securities may then be listed.

Section 11. Plan Amendments and Termination

The Board may suspend or terminate the Plan at any time, in whole or in part. Termination of the Plan shall not adversely affect the rights of Eligible Directors with respect to outstanding awards granted pursuant to the Plan.

The Board may also alter, amend or modify the Plan at any time. These amendments may include (but are not limited to) changes that the Board considers necessary or advisable as a result of changes in, or the adoption or interpretation of, any law, regulation, ruling, judicial decision or accounting standards (collectively, “Legal Requirements”). The

Board may not amend or modify the Plan in a manner that would materially impair an Eligible Director’s rights in any outstanding award without the Eligible Director’s consent; provided, however, that the Board may, without an Eligible Director’s consent, amend or modify the Plan in any manner that it considers necessary or advisable to comply with any Legal Requirement or to ensure that awards granted pursuant to the Plan are not subject to federal, state or local income tax prior to payment.

Notwithstanding the foregoing, if any provision of this Plan would, in the reasonable, good faith judgment of the Company, result in or likely result in the imposition on any Eligible Director or any other person of any tax, interest or penalty under Section 409A of the Internal Revenue Code of 1986, as amended, the Company may reform this Plan or any provision hereof, without the consent of any Eligible Director, in the manner that the Company reasonably and in good faith determines to be necessary or advisable to avoid the imposition of such tax, interest or penalty; provided, however, that any such reformation shall, to the maximum extent the Company reasonably and in good faith determines to be possible, retain the economic and tax benefits to the Eligible Directors hereunder while not materially increasing the cost to the Company of providing such benefits to the Eligible Directors.

Section 12. Listing, Registration and Legal Compliance

If the Plan Administrator or the Board shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights hereunder or the taking of any other action hereunder (each such action being hereinafter referred to as a “Plan Action”), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained. The term “Consent” as used herein with respect to any Plan Action means (i) the listing, registrations or qualifications in respect thereof upon any securities exchange or under any foreign, federal, state or local law, rule or regulation, (ii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies, or (iii) any and all written agreements and representations by an Eligible Director with respect to the disposition of Stock or with respect to any other matter, which the Plan Administrator or the Board shall deem necessary or desirable in order to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made.

Section 13. Right Reserved

Nothing in the Plan shall confer upon any Eligible Director the right to continue as a director of the Company or affect any right that the Company or any Eligible Director may have to terminate the service of such Eligible Director.

Section 14. Rights as a Stockholder

An Eligible Director shall not, by reason of any Stock Unit or any other award hereunder, have any rights as a stockholder of the Company until Stock has been issued to such Eligible Director.

Section 15. Unfunded Plan

The Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Eligible Director or other person. To the extent any person holds any rights by virtue of a pending grant or deferral under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company.

Section 16. Governing Law

The Plan is deemed adopted, made and delivered in New York and shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

Section 17. Severability

If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

Section 18. Notices

All notices and other communications hereunder shall be given in writing and shall be deemed given when personally delivered against receipt or five days after having been mailed by registered or certified mail, postage prepaid, return receipt requested, addressed as follows: (a) if to the Company: MSCI, Wall Street Plaza, 88 Pine Street, New York, NY 10005, Attention: Global Head of Human Resources; and (b) if to an Eligible Director, at the Eligible Director’s principal residential address last furnished to the Company. Either party may, by notice, change the address to which notice to such party is to be given.

Section 19. Section Headings

The Section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said Sections.

Section 20. Definitions

As used in the Plan, the following terms shall have the meanings indicated below:

“Annual Meeting” means an annual meeting of the Company’s stockholders.

“Board” means the board of directors of the Company.

“Company” has the meaning set forth in Section 1.

“Consent” has the meaning set forth in Section 12.

“Eligible Directors” has the meaning set forth in Section 2.

“Fair Market Value” has the meaning set forth in Section 9.

“IPO” means an underwritten initial public offering of Stock pursuant to a Form S-1.

“IPO Effective Date” means the date on which the underwriting agreement with respect to an IPO is executed.

“IPO Price” means the public offering price on the cover page of the prospectus relating to the IPO.

“Legal Requirements” has the meaning set forth in Section 11.

“Plan” has the meaning set forth in Section 1.

“Plan Action” has the meaning set forth in Section 12.

“Plan Administrator” has the meaning set forth in Section 3.

“Qualified Exchange” has the meaning set forth in Section 9.

“Retainer” means a retainer for services as a member of the Board in any capacity.

“Retainer Payment Date” means, with respect to any Retainer, the date as of which an Eligible Director becomes entitled to payment of such Retainer.

“Stock” means class A common stock of the Company, par value $0.01 per share, and any other shares into which such stock shall thereafter be changed by reason of any merger, reorganization, recapitalization, consolidation, split-up, combination of shares or similar event as set forth in and in accordance with Section 4.

“Stock Amount” means the percentage of the Retainers that an Eligible Director elects to have paid in Stock, as indicated on the relevant Stock Election Form.

“Stock Election” means an election by an Eligible Director to receive all or a portion of the Eligible Director’s Retainers in shares of Stock.

“Stock Election Form” means the election form submitted by an Eligible Director to the Secretary as provided in Section 8(a).

“Stock Units” means the right to receive one share of Stock for each unit awarded subject to the expiration of a specified restriction period and subject to any additional restrictions that may be contained in the agreement relating thereto.